Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 and to the incorporation by reference of our report dated March 30, 2015 on our audits of the consolidated financial statements of SurePure, Inc. and Subsidiaries for the years ended December 31, 2014 and December 31, 2013, included in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1.

/s/ RSSM CPA LLP

Certified Public Accountants

New York, New York
August 11, 2015